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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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U.S. Restaurant Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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U.S. RESTAURANT PROPERTIES, INC.
12240 Inwood Road
Suite 300
Dallas, Texas 75244
(972) 387-1487

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 21, 2002

To the Stockholders of U.S. Restaurant Properties, Inc.:

        Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of U.S. Restaurant Properties, Inc., a Maryland corporation (the "Company"), will be held at the Hilton Dallas Parkway, 4801 LBJ Freeway, Dallas, Texas, on May 21, 2002, at 10:00 a.m. local time, for the following purposes:

  1.
  The election of eight directors to hold office for terms expiring at the next annual meeting of stockholders; and

  2.
  To transact such other business as may properly come before the Meeting.

        It is desirable that as large a proportion as possible of the stockholders' interests be represented at the Meeting. Whether or not you plan to be present at the Meeting, you are requested to sign and return the enclosed proxy in the envelope provided so that your stock will be represented. The giving of such proxy will not affect your right to vote in person should you later decide to attend the Meeting. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope.

        Copies of the Proxy Statement relating to the Meeting and the Annual Report outlining the Company's operations for the year ended December 31, 2001 accompany this Notice of Annual Meeting of Stockholders.

        Only holders of record of the Common Stock of the Company at the close of business on April 10, 2002 are entitled to notice of, and to vote at, the Meeting or any adjournment thereof, notwithstanding any transfer of the Common Stock on the books of the Company after such record date.

By Order of the Board of Directors,

/s/ David M. West
DAVID M. WEST

Chairman of the Board
Dallas, Texas
April 22, 2002

U.S. RESTAURANT PROPERTIES, INC.
12240 Inwood Road
Suite 300
Dallas, Texas 75244

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

        To Be Held May 21, 2002

        This Proxy Statement and the accompanying proxy card, Notice of Annual Meeting of Stockholders and letter to stockholders are first being mailed to holders (the "Stockholders") of the common stock, par value $.001 per share (the "Common Stock"), of U.S. Restaurant Properties, Inc., a Maryland corporation (the "Company"), on or about April 22, 2002, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board of Directors" or the "Board") to be exercised at the Annual Meeting of Stockholders (the "Meeting") to be held at the Hilton Dallas Parkway, 4801 LBJ Freeway, Dallas, Texas, on Tuesday, May 21, 2002, at 10:00 a.m.

        At the Meeting, the Stockholders will be asked to consider and vote on the following proposals (together, the "Proposals"):

  (1)
  The election of eight directors to hold office for one-year terms expiring at the 2003 annual meeting of stockholders; and

  (2)
  Such other business as may properly come before the Meeting.

        The Board of Directors does not know of any other matter that is to come before the Meeting. If any other matters are properly presented for consideration, however, the persons authorized by the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

        Only Stockholders of record as of the close of business on April 10, 2002 (the "Record Date") are entitled to notice of and to vote at the Meeting or any adjournments thereof. As of the close of business on the Record Date, there were 19,551,207 shares of Common Stock, issued and outstanding and entitled to vote. The Common Stock constitutes the only class of capital stock of the Company issued and outstanding entitled to vote at the Meeting. Each Stockholder of record on the Record Date is entitled to one vote for each share of Common Stock held. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Meeting; however, if a quorum is not present or represented at the Meeting, the Stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the Meeting from time to time, without notice, other than by announcement at the Meeting, until a quorum is present or represented. At any such adjourned Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Meeting.

        Each share of Common Stock may be voted to elect up to eight individuals (the number of directors to be elected) as directors of the Company. To be elected, each nominee for director must receive a plurality of the votes cast by the shares of Common Stock entitled to vote at a meeting at which a quorum is present. It is intended that, unless authorization to vote for one or more nominees for director is withheld, proxies will be voted FOR the election of all of the nominees named in this Proxy Statement.

        Votes cast by proxy or in person will be counted by two persons appointed by the Company to act as inspectors for the Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. For purposes of the Proposal to elect directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote on such Proposals.

        Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the stock but are not permitted to vote on non-routine matters. The missing votes on non-routine matters are deemed to be "broker non-votes." The election inspectors will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum.

        After reviewing the information contained in this Proxy Statement and in the Annual Report outlining the Company's operations for the fiscal year ended December 31, 2001 (included with this Proxy Statement), Stockholders are urged to sign the accompanying form of proxy, solicited on behalf of the Board of Directors, and return it immediately in the envelope provided for that purpose. Valid proxies will be voted at the Meeting and any adjournment or adjournments thereof in the manner specified therein. If no directions are given but proxies are executed in the manner set forth therein, such proxies will be voted FOR the election of the nominees for director set forth in this Proxy Statement. Any Stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by providing written notice to the Secretary of the Company of such revocation, voting in person at the Meeting or executing and delivering, to the Secretary of the Company, a later-dated proxy.

        Each of the directors and executive officers of the Company has informed the Company that he will vote all of his shares of Common Stock in favor of the Proposals.

I. ELECTION OF DIRECTORS

        The Bylaws of the Company provide that the number of directors of the Company shall be as set forth in the Company's Articles of Incorporation, as amended (the "Articles"), or as may be established by the Board of Directors but may not be fewer than the number required under the Maryland General Corporation Law nor more than 15 members. The current Board of Directors consists of eight members. At the Meeting, the eight current directors, David M. West, Len W. Allen, Jr., G. Steven Dawson, John C. Deterding, Robert Gidel, James H. Kropp, Robert J. Stetson and Gregory I. Strong, are to be elected, to hold office until the next annual meeting of Stockholders or until their successors are elected and qualify. Each of the nominees has consented to serve as a director if elected. If any of the nominees shall become unable or unwilling to stand for election as a director (an event not now anticipated by the Board of Directors), proxies will be voted for such substitute as shall be designated by the Board of Directors. The following table sets forth for each nominee for election as a director of the Company his age, principal occupation, position with the Company, if any, and certain other information. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

Name	Age	Principal Occupation	Director Since
David M. West	45
		Mr. West was elected Chairman of the Board, a Director and Interim Chief Executive Officer in March 2001 (he resigned as Interim Chief Executive Officer in June 2001 at the time Mr. Stetson was elected Chief Executive Officer) in connection with the closing of a significant common stock investment by Lone Star Fund III (U.S.), L.P. and its affiliates ("Lone Star Funds") in the Company. Lone Star Funds is one of the largest opportunity funds in the world, with over $8 billion of equity capital under management. Mr. West is the President of Lone Star U.S. Acquisitions, LLC and, in that capacity, directs all North American origination, underwriting and asset management efforts for Lone Star Funds. Prior to joining Lone Star Funds in 1998, Mr. West was a Senior Vice President with L.J. Melody & Company where he was responsible for originating real estate debt and equity transactions. His professional experience also includes 15 years with General Electric Capital Commercial Real Estate where, as Senior Vice President/Territory Manager, he led the real estate investment group for the Southwest United States.	March 2001
Len W. Allen, Jr.	37
		Mr. Allen is a Director of the Company and a member of the Executive Committee. Since August 2000, Mr. Allen has served as Executive Vice President of Lone Star U.S. Acquisitions LLC where he is responsible for originating investment opportunities in North America for the affiliated funds. From February 1997 until he joined Lone Star Funds, Mr. Allen was Executive Vice President of Hudson Advisors LLC, an affiliate, where he was responsible for managing portfolios of assets located in North America. Mr. Allen's previous experience also includes Lehndorff USA, a diversified real estate company with holdings throughout the United States.	March 2001

G. Steven Dawson	44
		Mr. Dawson is a Director of the Company and a member of the Audit Committee. Since 1990, Mr. Dawson has served as Senior Vice President and Chief Financial Officer of Camden Property Trust (or its predecessors (NYSE: CPT), a public real estate company which specializes in the acquisition, development, and management of apartment communities throughout the United States, with major concentrations in Dallas, Houston, Las Vegas, Southern California, Denver and the Tampa/Orlando areas. Prior to 1990, Mr. Dawson served in various related capacities with companies involved in commercial real estate including land and office building development as well as the construction and management of industrial facilities located on airports throughout the country. He currently serves on the board of AMREIT, a non-listed, public real estate investment trust ("REIT").	June 2000
John C. Deterding	70
		Mr. Deterding is a Director of the Company and the Chairman of the Compensation Committee. He has been the owner of Deterding Associates, a real estate consulting company, since June 1993. From 1975 until June 1993 he served as Senior Vice President and General Manager of the Commercial Real Estate division of General Electric Capital Corporation. From November 1989 to June 1993, Mr. Deterding served as Chairman of the General Electric Real Estate Investment Company, a privately held REIT. He served as Director of GECC Financial Corporation from 1986 to 1993. He currently serves as a director of Atrium Companies, a trust manager of AMRESCO Capital Trust and a trustee of Fortress Registered Investment Trust, a private REIT. He was formerly a trustee for BAI and the Urban Land Institute and was a director of Patriot American.	June 2001

Robert Gidel	50
		Mr. Gidel is a Director of the Company and a member of the Audit Committee. Since 1998, Mr. Gidel has been the Managing Director of Liberty Partners, L.P., a partnership which makes investments in real estate operating companies and partnerships. Through April 1998 (when it merged with EastGroup Properties), Mr. Gidel was the President, Chief Executive Officer and a Director of Meridian Point Realty Trust VIII, a publicly traded REIT specializing in industrial properties. Through April 1997, Mr. Gidel served as President, COO and Director of Paragon Group, Inc., a publicly traded REIT that owned multifamily apartments located in the southern states, and through 1996, served as President of Paragon Group Property Services, a related subsidiary providing property management services. From 1995 to 1996, Mr. Gidel was the COO of Brazos Principal GenPar, the general partner of the Brazos Fund, and served as President, COO and a Director of Brazos Asset Management, the general partner of Brazos Partners, from 1993 to 1995. Both Brazos entities were real estate opportunity funds sponsored by affiliates of Robert M. Bass and had assets in excess of $1 and $3 billion, respectively. Prior to 1993, Mr. Gidel served in several executive management positions with Alex Brown Kleinwort Benson Realty Advisors and Heller Financial. Mr. Gidel is currently a member of the Board of Directors of one publicly traded REIT—Developers Diversified Realty Corporation (of which he is a member of the audit and compensation committees)—and one private REIT, Fortress Registered Investment Trust. Mr. Gidel is also a member of the Independent Investment Committee of Lone Star Opportunity Funds 1, 2, 3 and 4.	March 2001

James H. Kropp	53
		Mr. Kropp is a Director of the Company and a member of the Compensation Committee. He has been Director of Investment Management and Banking of Christopher Weil & Company, Inc. ("CWC"), a securities broker-dealer and registered investment advisor, since April 1995. During Mr. Kropp's tenure, CWC has participated in multiple transactions with the Company, including the acquisition of the QSR and Divall portfolios, managing a portfolio of publicly-traded restaurant bonds and the investment in the Company's Common Stock by Lone Star Funds. From July 1994 to November 1994, he was Executive Vice President and Chief Financial Officer of Hospitality Investment Trust, a REIT. From 1989 to July 1994, he was Managing Director of MECA Associates USA, a real estate advisory and asset management company serving institutional property owners. He currently serves as a Director of PS Business Parks and Madison Park Real Estate Investment Trust, a non-public REIT.	June 2001
Robert J. Stetson	51
		Mr. Stetson is a Director of the Company and has been Chief Executive Officer of the Company since June 2001. He served as the Chief Executive Officer and President of the Company from its formation in January 1997 until October 1999. From May 1994 until December 2000, Mr. Stetson has also served as President and a Director of QSV Restaurant Properties, Inc. ("QSV"), the former general partner of U.S. Restaurant Properties Master L. P. ("USRP"), the predecessor to the Company, and, until October 1999, was also Chief Executive Officer of QSV. From 1987 until 1992, Mr. Stetson served as the Chief Financial Officer and later President-Retail Division of Burger King Corporation and Chief Financial Officer and later Chief Executive Officer of Pearle Vision. As Chief Financial Officer of Burger King Corporation, Mr. Stetson was responsible for managing more than 950 restaurants that Burger King Corporation leased to tenants. Prior to 1987, Mr. Stetson served in several positions with PepsiCo Inc. and its subsidiaries, including Chief Financial Officer of Pizza Hut, Inc.	January 1997

Gregory I. Strong	45
		Mr. Strong is a Director of the Company and a member of the Audit Committee. Mr. Strong serves as Executive Vice President of Hudson Advisors LLC, an affiliate of Lone Star Funds, where he currently oversees the management of portfolios in North America. Mr. Strong began his career at Brazos Asset Management (the predecessor to Hudson Advisors LLC) in 1993 as an asset manager and underwriter of real estate portfolios. In 1995, he was promoted to Director of Underwriting where he served until his next promotion to Portfolio Manager of the European assets under management. Prior to 1993, Mr. Strong worked for other diversified real estate companies including American Real Estate Group, American Residential Properties and the FDIC/FADA.	March 2001

Meetings and Committees of the Board of Directors

        During the year ended December 31, 2001, the Board of Directors held two regular meetings and four special meetings. Each of the directors attended at least 75% of all meetings held by the Board of Directors and all meetings of each committee of the Board of Directors on which such director served during the year ended December 31, 2001. The Board of Directors has an Audit Committee, a Compensation Committee and an Executive Committee.

        The Audit Committee is an advisory committee whose members through March 9, 2001, were Mr. Eugene G. Taper and Mr. Darrel L. Rolph (who resigned from the Board of Directors effective March 9, 2001). The committee consisted of Mr. Taper (who resigned from the Board of Directors effective June 5, 2002), Mr. Gidel and Mr. Dawson until June 5, 2001. The current committee consists of Mr. Dawson, Mr. Gidel and Mr. Strong. The Audit Committee met five times during the year ended December 31, 2001. The function of the Audit Committee is to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and no audit fees and review the adequacy of the Company's internal accounting controls. The Audit Committee has a written charter adopted by the Board of Directors.

        The Compensation Committee consisted of Dr. Gerald H. Graham and Mr. David Rolph through March 9, 2001 (both of whom resigned effective March 9, 2001). The committee then consisted of Mr. Allen and Mr. Strong from March 9, 2001 until June 5, 2001. The committee currently consists of Mr. Deterding, Mr. Kropp and Mr. West. The Compensation Committee recommends compensation for the Company's executive officers to the Board of Directors and administers the Company's Flexible Incentive Plan. The Compensation Committee met two times during the year ended December 31, 2001.

        The Board of Directors established an Executive Committee comprised of Mr. Allen, Mr. Stetson, Mr. Strong and Mr. West. The Executive Committee's functions include review, evaluation and recommendation to the full Board on such matters: (i) growth strategies; (ii) material proposed transactions; (iii) financial implications of matters involving financial policies, plans and procedures; (iv) financial implications of proposed Company actions; and (v) material leases. The Executive Committee met four times during the year ended December 31, 2001.

Compensation of Directors

        Directors who are not employees of the Company are paid a $12,000 annual retainer and each committee chairman receives an additional $6,000 per annum. Directors who are employees of the Company as well as Mr. West, Mr. Allen and Mr. Strong are not paid any director's fees. The Company may reimburse all directors for their travel expenses incurred in connection with attending meetings and their activities on behalf of the Company. Directors also receive $1,000 per Board or Committee meeting physically attended and $250 per meeting for telephonic attendance.

EXECUTIVE OFFICERS AND DIRECTORS

        The executive officers of the Company serve at the discretion of the Board of Directors and are chosen annually by the Board of Directors at its first meeting following the annual meeting of Stockholders. The following table sets forth the names and ages of the executive officers and directors of the Company and the positions held with the Company by each individual.

Name	Age	Title
Executive Officers
Robert J. Stetson	51	Chief Executive Officer, Director
H.G. Carrington, Jr.	47	Chief Operating Officer and Chief Financial Officer
Harry O. Davis	45	Senior Vice President—Asset Management
Outside Directors
Len W. Allen, Jr.	37	Director
G. Steven Dawson	44	Director
John C. Deterding	70	Director
Robert Gidel	50	Director
James H. Kropp	53	Director
Gregory I. Strong	45	Director
David M. West	45	Director

Executive Officers

        For a description of the business experience of Mr. Stetson, see "Election of Directors" above.

        H.G. Carrington, Jr.    Mr. Carrington has served as Chief Operating Officer and Chief Financial Officer of the Company since July 2001. Prior to that he served as Executive Vice President, Chief Financial Officer, and Secretary of California Pizza Kitchen, Inc. from May 1998 until July 2001. From 1993 to 1998, Mr. Carrington served as Chief Financial Officer of Dallas-based Spaghetti Warehouse, Inc., and, from 1990 to 1998, on its board of directors.

        Harry O. Davis    Mr. Davis joined the Company in July 1998 and has run the Asset Management Department since May 1999. In June 2001, he was named Senior Vice President. Mr. Davis is a nineteen-year commercial real estate industry veteran. From 1990 to 1994, he served as Vice President—Real Estate for BEG Enterprises, a Michigan-based commercial property owner. From 1994 until joining the Company, Mr. Davis served as President of Davis Commercial Realty and Director of Asset Management for Kim Martin Company, full service commercial real estate firms.

Outside Directors

        For a description of the business experience of Messrs. Allen, Dawson, Deterding, Gidel, Kropp, Strong and West see "Election of Directors" above.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to annual and long-term compensation for the period ended December 31, 2001, paid, or accrued with respect to, each of the Company's executive officers (the "Executive Officers").

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation	Securities Underlying Options	All Other Compensation
Fred H. Margolin(1) Chairman of the Board, President, Chief Executive Officer, Secretary & Treasurer	2001 2000 1999	$ $ $	50,627 250,000 250,000	$ $	— 50,000 250,000	— — —	— 24,000 200,000		$801,425 — —
David M. West(2) Chairman of the Board, Chief Executive Officer	2001 2000 1999		— — —		— — —	— — —	— — —		— — —
Robert J. Stetson(3) Chief Executive Officer, Director	2001 2000 1999	$ $	135,417 — 187,500		$50,000 — —	— — —	200,000 — —	$	— — 760,000
H.G. Carrington (4) Chief Operating Officer and Chief Financial Officer	2001 2000 1999		$100,000 — —		$50,000 — —	— — —	80,000 — —		$106,722 — —
Harry O. Davis (5) Senior Vice President	2001 2000 1999		$89,440 — —		$41,475 — —	— — —	15,000 — —		— — —

(1)
Mr. Margolin was elected the President and Chief Executive Officer of the Company in October 1999. He resigned as Chairman of the Board, President, Chief Executive Officer, Secretary and Treasurer effective March 9, 2001. In connection with Mr. Margolin's resignation, he received $800,000 in severance compensation classified in "All Other Compensation".

(2)
Mr. West served as Interim Chief Executive Officer from March 5, 2001 until June 2001, when Mr. Stetson was elected Chief Executive Officer.

(3)
Mr. Stetson was elected Chief Executive Officer in June 2001.

(4)
Mr. Carrington was elected Chief Operating Officer and Chief Financial Officer in July 2001. During 2001, the Company paid Mr. Carrington $106,722 (classified as "All Other Compensation") for relocation costs.

(5)
Mr. Davis was elected Senior Vice President in June 2001.

Option Grants

        The following table sets forth certain information with respect to the issuance of options granted to Executive Officers during the fiscal year ended December 31, 2001, including options granted under the Company's Flexible Incentive Plan that the Stockholders approved in 1997 and amended in 1998:

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
	Number of Securities Underlying Options Granted
		Percent of Total Options Granted to Employees
Name			Exercise Price Per Share
				Expiration Date	5%	10%
Robert J. Stetson (1)	200,000	67.80%	$11.00	June 5, 2008	$1,050,402	$2,515,895
H.G. Carrington, Jr. (2)	80,000	27.12%	$11.00	June 5, 2008	$420,161	$1,006,358
Harry O. Davis (3)	15,000	5.08%	$11.00	April 2, 2008	$78,780	$188,692

(1)
The options were granted on June 5, 2001 and 50% vested immediately, 25% vested on October 1, 2001 and 25% vested on January 1, 2002.

(2)
The options were granted on June 5, 2001 and 25% vested on December 5, 2001, 25% vesting on June 5, 2002, 25% vesting on December 5, 2002 and 25% vesting on June 5, 2003.

(3)
The options were granted on April 2, 2001 and 100% vested on April 2, 2002.

(4)
"Potential Realizable Value" is disclosed in response to Securities and Exchange Commission rules, which require such disclosure for illustrative purposes only, and is based on the difference between the potential market value of shares issuable (based upon assumed appreciation rates) upon exercise of such Options and the exercise price of such Options. The values disclosed are not intended to be, and should not be interpreted by investors as, representations or projections of future value of the Company's stock or of the stock price.

Option Exercises and Year-End Option Values

        The following table sets forth certain information concerning the value of the unexercised options as of December 31, 2001 held by the Executive Officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised in-the-Money Options/SARs at Fiscal Year-End
	Shares Acquired on Exercise
Name		Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert J. Stetson	57,000	$176,210	122,077	50,000	$437,087	$179,000
H.G. Carrington, Jr.	—	—	20,000	60,000	71,600	214,800
Harry O. Davis	—	—	—	15,000	—	53,700

(1)
The fair market value on December 31, 2001 of the Common Stock underlying the options was $14.58 per share.

Employment Agreements

        There are no employment agreements with the Executive Officers of the Company.

        Mr. Carrington has entered into a Severance Agreement, dated as of September 14, 2001, with the Company pursuant to which if his employment with the Company is terminated by the Company (other than as a result of death, disability, retirement or a result of cause), or if Mr. Carrington terminates his employment following any demotion or decrease in his base salary, (a) any time during the first 12 months of employment, then the Company shall continue to pay to Mr. Carrington the amount of his base salary in effect on the date of termination through the second anniversary of Mr. Carrington's date of employment or (b) any time after the first anniversary of Mr. Carrington's date of employment, then the Company shall continue to pay Mr. Carrington the amount of his base salary in effect on the date of termination for a period of one year following the date of termination.

REPORT OF THE COMPENSATION COMMITTEE ON
EXECUTIVE OFFICER COMPENSATION

        The following report of the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") and the performance graph that appears immediately after such report should not be deemed to be soliciting material or filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any document so filed.

General

        The Compensation Committee recommends to the Board of Directors the compensation of the executive officers of the Company and administers the Plan and any other employment benefit plans established by the Company. The Compensation Committee reviews the overall compensation program of the Company to assure that it is reasonable and, in consideration of all the facts including practices of comparably sized REITs, adequately recognizes performance tied to creating stockholder value and meets overall Company compensation and business objectives. The Compensation Committee's philosophy for compensating executive officers is that an incentive-based compensation system tied to the Company's financial performance and stockholder return will best align the interests of its executive officers with the objectives of the Company and its stockholders. The Compensation Committee attempts to promote financial and operational success by attracting, motivating and assisting in the retention of key employees who demonstrate the highest levels of ability and talent. The Compensation Committee has determined that the Company's compensation program should reward performance measured by the creation of value for stockholders. In accordance with this philosophy, the Compensation Committee oversees the implementation of the compensation system designed to meet the Company's financial objectives by making a significant portion of an executive officer's compensation dependent upon the Company's and such executive's performance. The Company's executive compensation program consists of the following elements:

        (1)  A base salary, which results from an assessment of each executive's level of responsibility and experience, individual performance and contributions to the Company;

        (2)  Annual incentives that are directly related to the performance of the executive's department and the financial performance of the Company as a whole; and

        (3)  Subject to the provisions of the Plan previously approved by the stockholders, grants of stock options designed to motivate individuals to enhance long-term profitability of the Company and the value of the Common Stock.

        The Compensation Committee does not allocate a fixed percentage to each of these elements, but works with management to design compensation structures that best serve its goals.

Base Salary

        The base salary of Mr. Stetson, the Company's Chief Executive Officer, was recommended by the Compensation Committee. Recommendations for compensation of executive officers, other than Mr. Stetson, are provided by the Chief Executive Officer after annual evaluations of individual contributions to the business of the Company are held with each such executive officer. Factors considered by the Compensation Committee in recommending base salaries include the performance of the Company, measured by both financial and non-financial objectives, individual accomplishments, any planned change of responsibilities for the forthcoming year, salaries paid for similar positions within the real estate and REIT industry as published in industry statistical surveys and proposed base salary relative to that of other executive officers. The predominating factor is the performance of the Company. The application of the remaining factors is subjective, with no factor being given more weight than the other.

Annual Incentive

        Executives are also eligible for annual incentive awards which awards are designed to place a significant part of an executive's annual compensation at risk. The Executive Officers will participate in the bonus incentive program under which the individual executives are eligible for annual cash bonuses. Bonuses were paid by the Company to each of the Executive Officers for the year ended December 31, 2001. The Compensation Committee anticipates that future bonuses will be determined on the basis of a comparison of actual performance against pre-established performance goals for the Company and will be, in part, based on the discretion of the Compensation Committee.

Long-term Incentives

        In keeping with the Compensation Committee's philosophy to provide long-term incentives to executive officers and other key employees, stock options are anticipated to be granted to executive officers and other key officers on a periodic basis. The Compensation Committee establishes the number of options granted based upon REIT industry data and upon each individual's base salary.

CEO Performance Evaluation

        The Compensation Committee recommends to the Board of Directors for its approval the compensation of all executives, including the Chief Executive Officer. Mr. Stetson's salary for 2002, as established by the Compensation Committee, is set at $250,000. In 2001, the Company paid Mr. Stetson $135,417 in base compensation. Also, he was paid a bonus of $50,000 for achieving performance goals pre-established by the Compensation Committee.

Tax Consideration

        The Compensation Committee is aware of the tax law which makes certain (non-performance based) compensation to certain executive officers in excess of $1,000,000 non-deductible to the Company. While none of the Executive Officers currently receives performance-based compensation at or near the $1,000,000 maximum, the Compensation Committee has carefully considered the impact of these tax provisions and has taken steps which are designed to minimize their future effect, if any.

                      THE COMPENSATION COMMITTEE

                          John C. Deterding
                          David M. West
                          James H. Kropp

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of members of the Board of Directors who are neither former or current officers or employees of the Company or any of its subsidiaries. No executive officer of the Company serves as an officer, director or member of any entity, an executive officer or director of which is a member of the Compensation Committee.

STOCK PERFORMANCE GRAPH

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Common Stock with the cumulative total return of the S&P 500 Index and the National Association of Real Estate Investment Trusts ("NAREIT") All Equity REIT Index, assuming the investment of $100 on December 31, 1996 and the reinvestment of dividends.

COMPARISION OF CUMULATIVE TOTAL RETURN
AMONG THE COMPANY, S&P 500 INDEX
AND NAREIT EQUITY REIT INDEX

	Period Ending
Index
	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
U.S. Restaurant Properties, Inc.	100.00	138.18	149.13	96.39	76.78	126.26
S&P 500	100.00	133.37	171.44	207.52	188.62	166.22
NAREIT All Equity REIT Index	100.00	120.26	99.21	94.63	119.59	136.24

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2001. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors, Deloitte & Touche LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.

        We have discussed with Deloitte & Touche LLP the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, and we have discussed with the firm its independence from the Company. We have also discussed with management of the Company and the auditing firm such other matters and received assurances from them that we deemed appropriate.

Principal Accounting Firm Fees

        Aggregate fees billed to the Company for the year ended December 31, 2001 by the Company's Principal accounting firm, Deloitte & Touche LLP were as follows:

Audit Fees	$173,500
Audit Related Fees	18,000
All Other Fees	10,150

Total Fees	$201,650

        The Audit Committee has determined that the provision of the services included within "All Other Fees" to be compatible with maintaining the principal accountant's independence.

        Based on the foregoing review and discussions and relying thereon, we have recommended to the Company's Board of Directors that the audited financial statement for the year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                      THE AUDIT COMMITTEE
                          G. Steven Dawson
                          Robert Gidel
                          Gregory I. Strong

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In connection with Mr. Robert Stetson's resignation as Chief Executive Officer and President of the Company, the Company entered into a Settlement Agreement and Consulting Agreement with Mr. Stetson as of October 6, 1999. Pursuant to the terms of the Settlement Agreement, the Company agreed to provide Mr. Stetson one or more loans, up to the aggregate of $800,000, for the sole purpose of acquiring shares of the Company's Common Stock from time to time in the open market. In March 2000, the Company advanced $400,000 to Mr. Stetson for the purchase of the Common Stock of the Company. The promissory note provides for an interest rate of 7.0% per annum and quarterly payments of interest only through December 2005, with a final payment of principal and interest due in March 2006. Pursuant to the note agreement, Mr. Stetson has pledged the Common Stock purchased with the note proceeds as collateral for the loans.

        Effective September 22, 2000, the Company and Mr. Stetson entered into an Amendment to the Settlement Agreement that provided for two changes to the original Settlement Agreement that were completed in October 2000. First, Mr. Stetson executed a second promissory note in the amount of $300,000 in exchange for which he received 35,037 restricted shares of the Company's Common Stock (calculated based on a value of $8.5625 per share). Second, the Company advanced Mr. Stetson $75,000 under a third promissory note to be used for the sole purpose of acquiring shares of the Company's Common Stock in the open market. Both notes bear interest at 7.0% per annum and provide for quarterly payments of interest only through July 2006, with a final payment of principal and interest due in October 2006. In addition, both notes are secured by the restricted Common Stock and stock purchased with the proceeds of the notes.

        In connection with their resignations, Messrs. Margolin, Rolph and Rolph entered into Noncompetition and Release Agreements with the Company pursuant to which each of them agreed not to (a) submit or cause the submission of any proposals or nominations of candidates for election as directors of the Company or (b) solicit proxies from any of the Company's stockholders, in each case prior to December 31, 2003. Additionally, Mr. Margolin agreed not to directly or indirectly own, manage, control, participate in, invest in or provide consulting services to any entity or business organization that engages in or owns, invests in, manages or controls any venture engaged in the ownership, management, acquisition or development of restaurant, gasoline and convenience store properties similar to those of the Company and its affiliates for a one-year period ending March 9, 2002. As consideration under such agreement and in connection with the termination of Mr. Margolin's Employment Agreement with the Company, the Company paid Mr. Margolin $800,000 in severance compensation which was expensed during the quarter ended March 31, 2001. Similarly, each of the Rolphs agreed not to directly or indirectly compete with the Company, other than through the restaurant operations of the Rolphs in existence as of their resignations.

        On August 27, 2001, as part of the employment arrangement with the Company's new Chief Financial Officer and Chief Operating Officer, H.G. Carrington, Jr., the Company advanced Mr. Carrington $550,000 for the purpose of acquiring shares of the Company's Common Stock. The promissory note provides for an interest rate of 5.0% per annum and quarterly payments of interest only through May 2006, with a final payment of principal and interest due in August 2006.

        On January 24, 2002, Lone Star U.S. Acquisitions LLC, U.S. Restaurant Properties Operating Limited Partnership, LSF 4 Acquisition, LLC and Shoney's Inc. entered into an Agreement and Plan of Merger pursuant to which LSF 4 Acquisition, LLC would merge into Shoney's, with Shoney's being the surviving entity. Pursuant to the terms of the merger, all of the outstanding shares of common stock of Shoney's would be cancelled and converted into the right to receive $.36 in cash and each outstanding membership interest in LSF 4 Acquisition, LLC (owned 90.1% by Lone Star U.S. Acquisitions and 9.9% by U.S. Restaurant Properties Operating Limited Partnership) would be converted into and exchanged for 100 shares of common stock of Shoney's, as the surviving entity in the merger. Pursuant to the terms of the limited liability company agreement, Lone Star Acquisitions contributed 90.1% of the initial capital and U.S. Restaurant Properties Operating Partnership contributed 9.9% of the initial capital to LSF 4 Acquisition, LLC. Pursuant to the terms of the LLC Agreement, U.S. Restaurant Properties Operating Partnership may not own more than 9.9% of the outstanding equity of the entity or its successor. In addition, U.S. Restaurant Properties Operating Partnership has no obligation to fund any additional capital requirements of the entity, other than its initial capital contribution. The merger was approved by the shareholders of Shoney's at a special meeting of the shareholders of Shoney's held on April 10, 2002. While no formal agreements are currently in place, it is anticipated that U.S. Restaurant Properties Operating Partnership will acquire from the surviving corporation in the merger a number of their real estate properties owned by that corporation through a series of sale/leaseback transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table and the notes thereto set forth certain information with respect to the beneficial ownership of shares of Common Stock, as of March 31, 2002, by each person or group within the meaning of Section 13(d)(3) of the Exchange Act who is known to the management of the Company to be the beneficial owner of more than five percent of the outstanding Common Stock of the Company:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Lone Star Fund III (U.S.), L.P. and Entities affiliated with Lone Star Fund III (U.S.), L.P.(1)	3,729,765	19.08%

(1)
Includes 2,312,753 shares of Common Stock owned by LSF3 Capital Investments I, LLC, a Delaware limited liability company ("Investments I") and 1,417,012 shares of Common Stock owned by LSF3 Capital Investments II, LLC, a Delaware limited liability company ("Investments II"). The sole member of Investments I is LSF3 REOC I, L.P., a Delaware limited partnership ("REOC"). The general partner of REOC is LSF3 GenPar I, LLC, a Delaware limited liability company ("GenPar"). The sole member of GenPar is Lone Star Funds III (U.S.), L.P., a Delaware limited partnership ("Lone Star Funds"). The general partner of Lone Star Funds is Lone Star Partners III, L.P., a Bermuda limited partnership ("Partners III"). The general partner of Partners III is Lone Star Management Co. III, Ltd., a Bermuda exempted limited liability company ("Management III"). John P. Grayken ("Grayken"), a citizen of Ireland, is the sole stockholder, a director and President of Management III. Grayken is also sole shareholder and director of Advisors GenPar, Inc., a Texas corporation ("Advisors GenPar"). The managing member of Investments II is Partners III. Hudson Advisors, LLC, a Texas limited liability company ("Hudson"), is an asset manager, and, pursuant to a proxy granted by Investments I and Investments II, has certain voting rights with respect to the shares of Common Stock owned by Investments I and II, pursuant to an agreement among Investments I, Investments II and Hudson (the "Asset Management Agreement"). The managing member of Hudson is Hudson Advisors Association, L.P., a Texas limited partnership ("Advisors"). The general partner of Advisors is Advisors GenPar. The Percent of Class is computed by dividing number of shares of Common Stock owned (3,729,765 shares), the outstanding Common Stock at March 31, 2002 (19,551,207 shares).

        The address of the principal offices and business address of Investments I, Investments II, REOC, GenPar and Lone Star Funds is 600 North Pearl Street, Suite 1550, Dallas, Texas 75201. The address of the principal offices and business address of Hudson, Advisors and Advisors GenPar is 600 North Pearl Street, Suite 1500, Dallas, Texas 75201. The address of the principal offices and business address of Partners III and Management III is Claredon House, Two Church Street, Hamilton, HM 11, Bermuda. The business address of Grayken is 50 Welbeck Street, London, United Kingdom, W1M7HE.

Security Ownership of Management

        The following table and the notes thereto set forth certain information with respect to the beneficial ownership of shares of Common Stock of the Company, as of March 31, 2001, by each Director, each Executive Officer and by all Executive Officers and Directors as a group:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Robert J. Stetson 6800 Del Norte, Unit 238 Dallas TX 75225	757,100	3.87%
H.G. Carrington, Jr. 12240 Inwood Road, Suite 300 Dallas, Texas 75244	105,000	*
Harry O. Davis 12240 Inwood Road, Suite 300 Dallas, Texas 75244	25,706	*
David M. West 600 N. Pearl Street, Suite 1550 Dallas TX 75201	12,000	*
Len W. Allen, Jr. 600 N. Pearl Street, Suite 1550 Dallas TX 75201	—	N/A
G. Steven Dawson Three Greenway Plaza, Suite 1300 Houston TX 77046	15,161	*
John C. Deterding 12240 Inwood Road, Suite 300 Dallas TX 75244	8,000	*
Robert Gidel 677 N. Washington Blvd. Sarasota FL 34236	8,000	*
James H. Kropp 6150 Lusk Blvd., Suite B-205 San Diego, CA 92121	9,000	*
Gregory I. Strong 600 N. Pearl Street, Suite 1550 Dallas TX 75201	—	N/A
All Directors and Executive Officers (10 persons)	939,967	4.81%

-
Less than 1%

Includes (a) 157,000 shares of common stock which Mr. Stetson has the right to acquire through the exercise of stock options; (b) 8,000 shares of common stock that Mr. Gidel has the right to acquire through the exercise of stock options; (c) 8,000 shares of common stock which Mr. Dawson has the right to acquire through the exercise of stock options and 5,161 shares of common stock which Mr. Dawson has the right to acquire through the conversion of Series A Preferred Stock; (d) 6,000 shares of common stock that Mr. Kropp has the right to acquire through the exercise of stock options and 1,000 shares of common stock held in an IRA account; (e) 8,000 shares of common stock which Mr. Deterding has the right to acquire through the exercise of stock options; (g) 706 shares of common stock owned by Mr. Davis through the Company's 401(k) Plan and 15,000 shares of common stock which Mr. Davis has the right to acquire through the exercise of stock options.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Exchange Act requires that Company directors, executive officers and persons who own more than 10% of the Common Stock file initial reports of ownership and reports of changes in ownership of Common Stock with the SEC. Officers, directors and stockholders who own more than 10% of the Common Stock are required by the SEC to furnish the Company with copies of all Section 16(a) reports they file.

        To the Company's knowledge, based solely on the review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, the Company's officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

INDEPENDENT ACCOUNTANTS

        Deloitte & Touche LLP served as the Company's independent accountants for the fiscal year ended December 31, 2001. Deloitte & Touche LLP has audited the Company's financial statements and those of its predecessors for each of the fiscal years ended December 31, 1985 through December 31, 2001. Deloitte & Touche LLP's representative is expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

        Proposals of stockholders' intended to be presented at the annual meeting of stockholders of the Company in 2003 must be received by the Secretary of the Company at the Company's principal executive office no later than December 23, 2002, in order to be included in the proxy statement and form of proxy for such meeting.

EXPENSES OF SOLICITATION

        The expense of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by the directors, officers and employees of the Company by other means, including telephone, telecopy or in person. No special compensation will be paid to directors, officers or employees for the solicitation of proxies. To solicit proxies, the Company also will request the assistance of banks, brokerage houses and other custodians, nominees or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to their principals and in obtaining authorization for the execution of proxies. ADP Financial Information Services, Inc. ("ADP") has been retained to assist in the solicitation of proxies for an administration fee of approximately $20,000 plus reimbursement of out-of-pocket expenses. No officer or director of the Company has an interest in, or is related to any principal of ADP.

OTHER MATTERS

        The management of the Company is not aware of any other matters to be presented for action at the Meeting; however, if any such matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

By Order of the Board of Directors,
/s/ DAVID M. WEST DAVID M. WEST Chairman of the Board

April 22, 2002
Dallas, Texas

        STOCKHOLDERS ARE URGED, REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY OWNED, TO DATE, SIGN AND RETURN THE ENCLOSED PROXY. YOUR COOPERATION IN GIVING THESE MATTERS YOUR IMMEDIATE ATTENTION AND IN RETURNING YOUR PROXY PROMPTLY IS APPRECIATED.

U.S. RESTAURANT PROPERTIES, INC.
ANNUAL MEETING TO BE HELD ON 5/21/02 AT 10:00 A.M. CDT
FOR HOLDERS AS OF 4/10/02

        This Proxy is Solicited By the Board of Directors

        The undersigned shareholder(s) of U.S. Restaurant Properties, Inc., hereby constitute and appoint David M. West and G. Steven Dawson, as proxies of the undersigned at the Annual Meeting of Shareholders of said corporation to be held on May 21, 2002, at 10:00 a.m., and at any adjournment thereof, and to vote all the shares of said corporation standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth herein.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the election of directors.

(Continued and to be signed on the reverse side)

U.S. RESTAURANT PROPERTIES, INC. 12240 Inwood Road Suite 300 Dallas, TX 75244	VOTE BY MAIL—
Mark, sign, and date your proxy card
and return it in the postage-paid
envelope we have provided or return it
to U.S. Restaurant Properties, Inc.
c/o ADP, 51 Mercedes Way,
Edgewood, NY 11717.

CONTROL NUMBER
ACCOUNT NUMBER

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X PAGE 1 OF 2 USRP11

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

U.S. RESTAURANT PROPERTIES, INC.

DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES

		For All	Withhold All	For All Except:
1.	01 - David M. West 02 - Len W. Allen, Jr. 03 - G. Steven Dawson 04 - Robert Gidel 05 - Robert J. Stetson 06 - Gregory I. Strong 07 - John C. Deterding
	08 - James H. Kropp	/ /	/ /	/ /
To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

        "NOTE" SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF

Signature	Date	Signature (Joint Owners)	Date

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OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
STOCK PERFORMANCE GRAPH
COMPARISION OF CUMULATIVE TOTAL RETURN AMONG THE COMPANY, S&P 500 INDEX AND NAREIT EQUITY REIT INDEX